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
                                                                     Exhibit 99

                               Ford Motor Company

                2002 NORTH AMERICAN PRODUCTION AND OVERSEAS SALES
                -------------------------------------------------

                                             2002 Actual   2002 Planned
                                             ----------- ----------------
                                               First     Second    Third
                                              Quarter    Quarter  Quarter
                                             --------   -------   -------
                                               (000)     (000)     (000)

North American Production and Imports

Car                                              392        435      325

Truck                                            660        745      615

   North American Production                   1,052      1,180      940
                                             -------    -------   ------
Mexican Domestic Units                    Incl. Above Incl. Above Incl. Above

Imports (Volvo, Jaguar, Land Rover, Fiesta)       63         73       82
                                             -------    -------  -------

   Total North America (Incl. Imports)         1,115      1,253    1,022


Overseas Vehicle Unit Sales                      612        683      632
                                             -------    -------  -------

Ford Worldwide                                 1,727      1,936    1,654
                                             =======    =======  =======

Over/(Under) Prior
------------------

   North America
                  Units:
                  - Issue                          0        (6)        0
                  - Quarter                       57        138    (231)
                  - Year                        (13)         52      154

                  Percentage:
                  - Issue                         0%         0%       0%
                  - Quarter                       5%        12%    (18)%
                  - Year                        (1)%         4%      18%

   Overseas
                  Units:
                  - Issue                          0          0        0
                  - Quarter                     (57)         71     (51)
                  - Year                        (87)       (33)       52

                  Percentage:
                  - Issue                         0%         0%       0%
                  - Quarter                     (9)%        12%     (7)%
                  - Year                       (12)%       (5)%       9%

   Worldwide
                  Units:
                  - Issue                          0        (6)        0
                  - Quarter                        0        209    (282)
                  - Year                       (100)         19      206

                  Percentage:
                  - Issue                         0%         0%       0%
                  - Quarter                       0%        12%    (15)%
                  - Year                        (5)%         1%      14%

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                                                             Investor Relations
                                                                        6/03/02